Exhibit 99.1

      Sharps Compliance Corp. Announces First Quarter of Fiscal
                          Year 2005 Results;
      Company Reports Strong Revenue Growth and Operating Income

    HOUSTON--(BUSINESS WIRE)--Nov. 1, 2004--Sharps Compliance Corp. and subsidiaries (OTCBB:SCOM) ("Sharps" or the "Company"), leading providers of cost-effective medical waste disposal solutions for industry and consumers, today announced its operating results for the three-months ended Sept. 30, 2004.

    Financial Results

    For the three-months ended Sept. 30, 2004, the Company generated revenues of $2.4 million versus $2.0 million for the three months ended Sept. 30, 2003, an increase of 21%. The increase in the first quarter revenues is a result of increased billings in the healthcare, retail and agricultural markets.
    The Company realized an improved gross margin of 43% for the three-months ended Sept. 30, 2004 versus a gross margin of 39% for the corresponding quarter of the prior fiscal year. The improvement in the gross margin is attributable to increased revenues and operational efficiencies.
    The Company reported operating income of $0.1 million for the quarter ended Sept. 30, 2004, a significant improvement over the operating loss for the quarter ended Sept. 30, 2003 of $0.1 million.
    The significant improvement in the Company's operating performance for the first fiscal quarter of 2005 is a result of the 21% increase in revenues coupled with a 10% increase in gross margin percentage. The above was accomplished with an approximate 4% increase in overhead expenses.

    Comments

    Regarding the results, Dr. Burton J. Kunik, chairman, chief executive officer and president of Sharps Compliance Corp. stated, "The first quarter 2005 results represented our second straight quarter of strong revenue growth and operating results. We achieved the first quarter 2005 revenue growth through strong sales not only in our core home healthcare market but also through sales in the Retail and Agricultural markets. The success in these markets is a direct result of our efforts and initiatives to continue to expand the Company's reach into additional markets.
    Kunik added, "The strong operating results have allowed us to significantly improve our working capital and further strengthen our balance sheet. This financial strength, coupled with our line of credit, should allow us to continue to grow the business with internal resources."
    "We continue to see positive impacts of the very active regulatory environment not only at the federal but also the state level. We believe that awareness of the proper disposal of medical sharps is at an all-time high. Our business model focuses on providing cost-effective solutions designed for the disposal issues addressed in the current regulatory environment."
    Headquartered in Houston, Sharps is a leading developer of superior solutions for improving safety, efficiency and cost related to the proper disposal of medical waste by industry and consumers. Sharps primary markets include healthcare, agriculture, hospitality, professional, industrial, commercial and retail. The Company's products and services represent cutting edge solutions for a variety of industries dealing with the complexity of managing regulatory compliance, environmental sensitivity, employee and customer safety, corporate risk and operating costs related to medical waste disposal. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.
    Sharps Compliance Corp. is the exclusive supplier of Sharps Disposal by Mail systems to the Consumer Health Care division of Becton, Dickinson and Company. The Company also maintains an exclusive sales and marketing arrangement with Waste Management Inc. whereby Sharps provides safe disposal systems and related services for Waste Management's residential and commercial customers.
    The Company also has a mutually exclusive joint marketing agreement with McKesson Health Solutions ("McKesson"), a subsidiary of McKesson Corporation, to co-market and sell the Sharps Disposal by Mail System(TM) products and services to pharmaceutical manufacturers and biotechnology companies. McKesson is a leader in the design, implementation and management of marketing programs, specialty pharmaceutical services and patient support centers that help pharmaceutical and biotechnology manufactures successfully commercialize their products.
    Sharps Compliance Corp.'s common stock trades on the OTC Bulletin Board under the symbol SCOM.

    The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

    (Financial Highlights Follow)


               SHARPS COMPLIANCE CORP. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three Months Ended
                                                   September 30,
                                              ------------------------
                                                 2004          2003
                                              ------------ -----------
                                              (Unaudited)  (Unaudited)
                                              ------------ -----------
REVENUES                                      $2,419,386   $1,997,212

COSTS AND EXPENSES:
  Cost of revenues                             1,387,544    1,217,710
  Selling, general and administrative            867,905      836,386
  Depreciation and amortization                   42,901       38,658
                                              ------------ -----------
Operating income (loss)                          121,036      (95,542)

INTEREST (EXPENSE) INCOME, net                    (7,924)     (21,035)
                                              -----------  -----------
Net Income (loss) before income taxes            113,112     (116,577)

Income taxes                                      (4,200)           -
                                              ------------ -----------
       Net income (loss)                        $108,912    ($116,577)
                                              ============ ===========
BASIC AND DILUTED NET INCOME (LOSS) PER
 SHARE                                             $0.01       ($0.01)
                                              ============ ===========
SHARES USED IN NET INCOME (LOSS) PER SHARE
       BASIC                                  10,538,144    9,822,023
                                              ============ ===========
       DILUTED                                10,877,750    9,822,023
                                              ============ ===========


               SHARPS COMPLIANCE CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                Sept. 30,    June 30,
                                                  2004         2004
                                               ----------- -----------
                                               (Unaudited)
Assets
 Current assets:
   Cash and cash equivalents                     $147,552    $242,803
   Restricted cash                                 12,649      14,678
   Accounts receivable, net                       923,123     981,408
   Inventory                                      456,691     393,238
   Prepaid and other assets                       115,478     138,798
                                               ----------- -----------
             Total current assets               1,665,493   1,770,925
 Property and equipment, net                      506,980     539,800
 Intangible assets, net                             9,898      10,051
                                               ----------- -----------
             Total assets                      $2,172,371  $2,320,776
                                               =========== ===========

Liabilities and stockholders' equity
 Current liabilities:
   Accounts payable                              $495,605    $592,943
   Accrued liabilities                            289,490     338,153
   Deferred revenue - pump return                  80,008     110,702
   Current portion of deferred revenue -
    incineration                                  132,806     108,299
   Current portion of deferred revenue -
    transportation                                625,838     553,938
   Notes payable and current portion of long-
    term debt                                           -     185,932
   Current maturities of capital lease
    obligations                                    42,139      37,513
                                               ----------- -----------
             Total current liabilities          1,655,886   1,927,480
 Long-term deferred revenue - incineration, net
  of current portion                               32,531      30,408
 Long-term deferred revenue - transportation,
  net of current portion                          187,381     179,506
 Long-term debt, net of current portion                 -      10,826
 Obligations under capital leases, net of
  current maturities                               79,301      84,446
 Other liabilities                                 55,750      45,500
                                               ----------- -----------
             Total liabilities                  2,020,849   2,278,166
 Stockholders' equity:
             Total stockholders' equity           151,522      42,610
                                               ----------- -----------
             Total liabilities and
              stockholders' equity             $2,172,371  $2,320,776
                                               =========== ===========

    CONTACT: Sharps Compliance Corp., Houston
             David P. Tusa, 713-660-3514
             dtusa@sharpsinc.com
             www.sharpsinc.com